UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2021

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Second Amendment to Revolving Credit Agreement

On April 16, 2021 (the Amendment Date), EQM Midstream Partners, LP (EQM), a wholly owned subsidiary of Equitrans Midstream Corporation (the Company), entered into an amendment (the Amendment) to that certain Third Amended and Restated Credit Agreement, dated as of October 31, 2018 (as amended, supplemented or otherwise modified prior to April 15, 2021, the EQM Credit Facility, and as amended by the Amendment, the Amended EQM Credit Facility), by and among EQM, Wells Fargo Bank, National Association, as administrative agent, and the other lenders and other parties from time to time party thereto.

The Amendment amended, among other things:

•	certain defined terms, including:

o	the definition of “Applicable Rate” in the EQM Credit Facility such that: (i) Base Rate Loans (as defined in the Amended EQM Credit Facility) bear interest at a base rate plus a margin of 0.125% to 2.000% determined on the basis of EQM’s then current credit ratings and (ii) Eurodollar Rate Loans (as defined in the Amended EQM Credit Facility) bear interest at a Eurodollar Rate (as defined in the Amended EQM Credit Facility) plus a margin of 1.125% to 3.000% also determined on the basis of EQM’s then current credit ratings; and

o	the definition of “Qualified Project” in the EQM Credit Facility and certain related definitions, which, collectively, have the effect of removing the designation of the Mountain Valley Pipeline (MVP) project and the Hammerhead project as Qualified Projects on a go-forward basis after March 31, 2021 under the Amended EQM Credit Facility and eliminating certain addbacks to Consolidated EBITDA (as defined in the Amended EQM Credit Facility) that previously were available in connection with the MVP project and the Hammerhead project.

•	the financial covenant under the EQM Credit Facility, pursuant to which, except for certain measurement periods following the consummation of certain acquisitions during which the Consolidated Leverage Ratio (as defined in the Amended EQM Credit Facility) cannot exceed the greater of 5.50 to 1.00 or the maximum ratio otherwise permitted under the Amended EQM Credit Facility for the applicable period, the Consolidated Leverage Ratio cannot exceed, (i) for each fiscal quarter ending on and after June 30, 2021 and on or prior to September 30, 2022, 5.95 to 1.00, (ii) for the fiscal quarter ending on December 31, 2022, 5.25 to 1.00 and (iii) for each fiscal quarter ending after December 31, 2022, 5.00 to 1.00.

The Amendment also reduced the aggregate commitments available under the Amended EQM Credit Facility to $2.25 billion, and the commitment of each lender under the Amended EQM Credit Facility was reduced accordingly on a pro rata basis.

The Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference. The foregoing summary has been included to provide investors and security holders with information regarding the terms of the Amendment and is qualified in its entirety by the terms and conditions of the Amendment and the Amended EQM Credit Facility. It is not intended to provide any other factual information about the Company or its subsidiaries and affiliates, including EQM.

Relationships

Certain of the lenders under the Amended EQM Credit Facility and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial and/or investment banking services for the Company and/or its affiliates, for which they have received or may receive customary fees and expenses. Certain affiliates of such lenders have acted, and may in the future act, as underwriters, agents, arrangers or lenders, as applicable, in respect of certain of the Company’s and/or its subsidiaries’ and/or affiliates’ debt or equity issuances or credit facilities.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	Second Amendment to Third Amended and Restated Credit Agreement, dated as of April 16, 2021, by and among EQM Midstream Partners, LP, the lender parties thereto and Wells Fargo Bank, National Association, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: April 19, 2021	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President and Chief Financial Officer

Signature Page to Form 8-K – Second Amendment